Exhibit 10.5

STATE OF GEORGIA

COUNTY OF BULLOCH

                         DEFERRED COMPENSATION AGREEMENT

THIS AGREEMENT, made and entered into this 17TH day of March, 2004, by and between ___GERALD M. EDENFIELD __ (hereinafter the "DIRECTOR"), and FARMERS & MERCHANTS BANK of Statesboro, Georgia (hereinafter the "BANK"), as follows:

                              W I T N E S S E T H:
WHEREAS, the BANK has had a policy of compensating outside directors by payment to them of a monthly director's fee of $500.00 per month, subject to increase or decrease as the BANK'S board of directors may determine from time to time; and

WHEREAS, the BANK has further had a policy of allowing directors to elect to receive their director fees in monthly checks payable directly to the individual director or, alternatively, to defer actual receipt of the monthly fee through deposit by the BANK into a non-qualified deferred compensation program; and WHEREAS, the BANK has offered to its directors the option of participating in its non-qualified deferred compensation program since 1992, and desires to memorialize in writing the terms thereof; and

 WHEREAS, the DIRECTOR has elected to participate in the BANK'S non-qualified deferred compensation program rather than receiving monthly director's fees directly payable to the DIRECTOR; NOW THEREFORE, in consideration of the foregoing recitals, the terms and covenants set forth hereinbelow, and the sum of $10.00 paid by each party to the other the receipt and sufficiency of which are hereby acknowledged, the parties have agreed as follows:

1. ELECTION TO PARTICIPATE: By execution of this agreement, the DIRECTOR has affirmatively elected to participate in the BANK'S non-qualified deferred compensation program for its outside directors. The DIRECTOR acknowledges that by having made such election, the DIRECTOR shall not be entitled to receive directly a monthly director's fee for services performed as a director of the BANK. The DIRECTOR further acknowledges that the amount contributed to the deferred compensation program on behalf of the DIRECTOR shall be in the amount of $6,000.00


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per year, which the DIRECTOR may elect to increase but which in no event shall be more than the sum paid directly to members of the BANK'S board of directors who do not elect to participate in the program.

2. INVESTMENT OF CONTRIBUTIONS: For so long as the DIRECTOR is a participant in the BANK'S non-qualified deferred compensation program, the BANK shall periodically contribute to one or more policy or policies of insurance, annuities, or similar form of investment, the ownership of which shall be in the name of the BANK and the insured/annuitant shall be the DIRECTOR.

 3. TERMINATION OF PARTICIPATION BY DIRECTOR: The DIRECTOR may elect to terminate his participation in the program at any time upon furnishing the then President of the BANK of written notice that the DIRECTOR has elected to so terminate the participation. The notice shall be effective thirty (30) days after receipt by the then President. In the event of such a termination, the DIRECTOR may elect to demand immediate transfer of the policy or policies of insurance or annuities from the BANK to the DIRECTOR, or the DIRECTOR may elect to leave the ownership unchanged until the occurrence of one of the events classified in Paragraphs 4 and 5 below.

4. DEATH OF DIRECTOR: In the event of the death of the DIRECTOR, the then accrued benefits in the program shall be payable in accordance with the designation of beneficiary form(s) executed by the DIRECTOR and the BANK shall have no further obligation to the DIRECTOR'S estate or beneficiaries in connection with the program.

5. RETIREMENT, RESIGNATION OR REMOVAL OF DIRECTOR: In the event the DIRECTOR retires, resigns or is removed as an outside director of the BANK, the ownership of the policy or policies of insurance or annuities then accrued in the program on behalf of the DIRECTOR shall be transferred from the BANK to the DIRECTOR and the BANK shall have no further obligation to the DIRECTOR in connection with the program.

6. TERMINATION OF PROGRAM BY BANK: The BANK reserves the right to terminate the non-qualified deferred compensation program at a time upon the appropriate resolution of the board of directors of the BANK. In the event of such a termination, the DIRECTOR may elect to demand immediate transfer of the policy or policies of insurance or annuities from the BANK to the DIRECTOR, or the DIRECTOR may elect to leave the ownership unchanged until the occurrence of one of the events classified in Paragraphs 4 and 5 above.

7. TAX AND INVESTMENT RISK ISSUES: The DIRECTOR acknowledges that the BANK has made no representation to the DIRECTOR that this non-qualified deferred compensation agreement is:

         (a) covered by the provisions of ERISA or that the BANK will make any effort to obtain qualification of the program under the provisions of ERISA;
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         (b)  based upon underlying assets that are of any particular risk or will provide any specific rate of return on contributions, it being expressly understood that the entity in which the investment is made could become insolvent or suffer adverse financial consequences; and/or

         (c) tax-free to the DIRECTOR either as contributions are made or upon ultimate transfer of ownership to the DIRECTOR (or his designated beneficiaries in the event of death of the DIRECTOR).

8. ENTIRE AGREEMENT: The terms memorialized above constitute the entire agreement between the BANK and the DIRECTOR and this agreement may only be amended in writing signed by the BANK and the DIRECTOR.

9. TIME OF ESSENCE: Time shall be deemed to be of the essence of this agreement.

10. GOVERNING LAW: The terms and provisions of this agreement shall be construed under the laws of the State of Georgia.

IN WITNESS WHEREOF, the parties have caused this agreement to be executed the day and year first written above.
                                               FARMERS & MERCHANTS BANK

                                               BY:     /S/C. RICKY NESSMITH

                                               ATTEST:    /S/DWAYNE E. ROCKER
/S/ PATRICIA E. TOOTLE
Witness

                                                /S/ GERALD M. EDENFIELD

                                               Signature of the DIRECTOR

                                                   GERALD M. EDENFIELD

                                               Printed Name of DIRECTOR
/S/PATRICIA E. TOOTLE
Witness